SUB-ITEM 77H

As of February 29, 2012, the following entity owns 25% or more of the voting securities of MFS New Discovery Value Fund:

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|PERSON/ENTITY               |PERCENTAGE|
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|MFS GROWTH ALLOCATION FUND  |35.73%    |
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|MFS MODERATE ALLOCATION FUND|29.79%    |
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As of February 29, 2012,  the following entity no longer owns 25% or more of the voting securities of MFS Global Real Estate Fund:

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|PERSON/ENTITY                        |
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|MFS AGGRESSIVE GROWTH ALLOCATION FUND|
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